Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2011 relating to the financial statements of American Midstream Partners, LP (Predecessor), which appears in American Midstream Partners, LP’s prospectus filed pursuant to Rule 424(b) in connection with its Registration Statement on Form S-1 (No. 333-173191).
/s/ PricewaterhouseCoopers LLP
Houston, Texas
August 23, 2011